Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Third Quarter Fiscal 2014 Results

PORTLAND, Ore. – February 4, 2014 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2014 third quarter ended December 28, 2013. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, and other items.
Revenue in the third quarter was $38.3 million, compared to $59.6 million in the second quarter of 2014 and $37.9 million in the third quarter of last fiscal year. On a GAAP basis, net loss was $4.6 million or $0.15 per share. On a non-GAAP basis, third quarter net loss was $3.1 million or $0.10 per share.
“Revenue levels were impacted by the timing of orders in microfabrication and by overcapacity in some of our other businesses,” stated Nick Konidaris, president and CEO of ESI. “Our team responded well, driving down manufacturing and operating costs to deliver improved gross margins and bottom line results very near our expected range.”
Orders for the third quarter were $35.6 million, compared to $46.2 million in the prior quarter. Konidaris continued, “Customer demand was lower seasonally in our third quarter, especially in our advanced microfabrication business.”
GAAP gross margin was 42.5%. Non-GAAP gross margin was 44.6% compared to 43.2% in the prior quarter. Operating expenses were $20.9 million, down from $23.9 million in the prior quarter. On a non-GAAP basis operating expenses decreased by $1.5 million to $20.6 million. Non-GAAP operating loss was $3.5 million compared to operating income of $3.7 million in the second quarter.

ESI Announces Third Quarter Fiscal 2014 Results

Balance Sheet and Cash Flow
At quarter end, cash and investments were $129 million. The company used $0.8 million in cash from operations during the quarter, generated $3.6 million from the sale of property, and paid $2.4 million for the quarterly dividend of $0.08 per share.
Fourth Quarter 2014 Outlook
Based on recent order levels, ESI expects revenues for the fourth quarter of fiscal 2014 to be around $40 million. Non-GAAP loss per share is expected to be $0.09 to $0.14.
Konidaris concluded, “While we experienced seasonal slowness in advanced microfabrication, we are pleased with the progress in our growth strategy. During the quarter we advanced in qualification at a major semiconductor manufacturer for 3D packaging applications, penetrated new customers in flexible circuit drilling, and received our first multi-unit order from a major OEM device manufacturer. These new customer partnerships enable us to leverage our technology and expand our addressable market."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 50912121. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 14, 2014, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 68860199. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2014 Results

financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth initiatives, customers, revenue and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; risks related to the integration of the Semiconductor Systems business; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2014 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 28, 2013	Sep 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Net sales	$38,267	$59,647	$37,930	$144,086	$177,051
Cost of sales	21,986	35,015	24,697	83,787	106,645
Gross profit	16,281	24,632	13,233	60,299	70,406
	43%	41%	35%	42%	40%
Operating expenses:
Selling, service and administration	12,408	14,251	11,696	41,206	42,473
Research, development and engineering	9,768	9,719	8,730	27,912	28,791
Legal settlement proceeds, net	—	—	(15,365)	—	(15,365)
Gain on sale of property and equipment, net	(1,301)	—	(1,226)	(1,301)	(1,226)
Gain on acquisition of Semiconductor Systems business	—	(35)	—	(499)	—
Net operating expenses	20,875	23,935	3,835	67,318	54,673
Operating (loss) income	(4,594)	697	9,398	(7,019)	15,733
Non-operating income (expense):
Other-than-temporary impairment of cost based investments	—	(3,588)	—	(3,588)	—
Interest and other income (expense), net	95	80	(5)	115	(64)
Total non-operating (expense) income	95	(3,508)	(5)	(3,473)	(64)
(Loss) income before income taxes	(4,499)	(2,811)	9,393	(10,492)	15,669
Provision for (benefit from) income taxes	141	(33)	2,625	209	4,634
Net (loss) income	$(4,640)	$(2,778)	$6,768	$(10,701)	$11,035
Net (loss) income per share—basic	$(0.15)	$(0.09)	$0.23	$(0.36)	$0.38
Net (loss) income per share—diluted	$(0.15)	$(0.09)	$0.23	$(0.36)	$0.37

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2014 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Dec 28, 2013	Sep 28, 2013	Mar 30, 2013
Assets
Current assets:
Cash and cash equivalents	$77,174	$71,975	$88,913
Short-term investments	46,299	49,897	56,144
Trade receivables, net	27,479	34,701	31,779
Inventories	68,626	70,208	63,067
Shipped systems pending acceptance	1,179	549	1,007
Deferred income taxes, net	1,714	1,737	1,682
Other current assets	4,796	4,890	3,898
Total current assets	227,267	233,957	246,490
Non-current assets:
Non-current investments	6,024	10,388	12,329
Property, plant and equipment, net	27,830	28,209	27,894
Non-current deferred income taxes, net	3,680	3,421	3,766
Goodwill	7,889	7,889	7,889
Acquired intangible assets, net	7,696	8,283	9,088
Other assets	19,199	16,770	14,752
Total assets	$299,585	$308,917	$322,208
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$14,191	$15,534	$16,958
Accrued liabilities	20,944	22,353	24,930
Deferred revenue	6,694	7,855	10,196
Total current liabilities	41,829	45,742	52,084
Non-current income taxes payable	6,208	6,214	5,982
Shareholders' equity:
Preferred and common stock	181,844	180,069	176,631
Retained earnings	69,368	76,402	87,228
Accumulated other comprehensive income	336	490	283
Total shareholders' equity	251,548	256,961	264,142
Total liabilities and shareholders' equity	$299,585	$308,917	$322,208
End of period shares outstanding	30,095	30,018	29,583

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Analysis of Third Quarter Fiscal 2014 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 28, 2013	Sep 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Sales detail:
Interconnect & Microfabrication Group	$25,378	$38,301	$30,537	$98,096	$147,506
Semiconductor Group	8,535	10,935	3,322	25,083	9,938
Components Group	4,354	10,411	4,071	20,907	19,607
Total	$38,267	$59,647	$37,930	$144,086	$177,051

Gross margin %	43%	41%	35%	42%	40%
Selling, service and administration expense %	32%	24%	31%	29%	24%
Research, development and engineering expense %	26%	16%	23%	19%	16%
Operating income (loss) %	(12%)	1%	25%	(5%)	9%
Effective tax rate %	(3%)	1%	28%	(2%)	30%
Weighted average shares outstanding - basic	30,054	29,967	29,434	29,922	29,296
Weighted average shares outstanding - diluted	30,054	29,967	30,043	29,922	29,954
End of period employees	631	626	655	631	655

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2014 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 28, 2013	Sep 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012

Gross profit per GAAP	$16,281	$24,632	$13,233	$60,299	$70,406
Purchase accounting	608	965	520	2,262	1,402
Equity compensation	184	189	202	558	635
Charges for inventory write-off of discontinued product	—	—	1,168	—	1,168
Non-GAAP gross profit	$17,073	$25,786	$15,123	$63,119	$73,611
Non-GAAP gross margin	44.6%	43.2%	39.9%	43.8%	41.6%

Operating expenses per GAAP	$20,875	$23,935	$3,835	$67,318	$54,673
Purchase accounting	(126)	(357)	(121)	(749)	(370)
Equity compensation	(1,079)	(1,045)	(1,280)	(4,573)	(5,724)
Acquisition and integration costs	(310)	(590)	(27)	(1,304)	(886)
Restructuring (costs) credits	(59)	90	—	31	—
Legal settlement	(13)	—	15,365	(68)	15,365
Gain on purchase of acquisition of Semiconductor Systems business	—	35	—	499	—
Gain on sale of property and equipment, net	1,301	—	1,262	1,301	1,262
Non-GAAP operating expenses	$20,589	$22,068	$19,034	$62,455	$64,320
% of Net sales	54%	37%	50%	43%	36%

Operating (loss) income per GAAP	$(4,594)	$697	$9,398	$(7,019)	$15,733
Non-GAAP adjustments to gross profit	792	1,154	1,890	2,820	3,205
Non-GAAP adjustments to operating expenses	286	1,867	(15,199)	4,863	(9,647)
Non-GAAP operating (loss) income	$(3,516)	$3,718	$(3,911)	$664	$9,291
% of Net sales	(9%)	6%	(10%)	—%	5%

Non-operating income (expense), net per GAAP	$95	$(3,508)	$(5)	$(3,473)	$(64)
Other-than-temporary impairment of cost based investments	—	3,588	—	3,588	—
Non-GAAP non-operating income (expense)	$95	$80	$(5)	$115	$(64)

Net (loss) income per GAAP	$(4,640)	$(2,778)	$6,768	$(10,701)	$11,035
Non-GAAP adjustments to gross profit	792	1,154	1,890	2,820	3,205
Non-GAAP adjustments to operating expenses	286	1,867	(15,199)	4,863	(9,647)
Non-GAAP adjustments to non-operating expense	—	3,588	—	3,588	—
Income tax effect of other non-GAAP adjustments	468	(1,193)	5,070	(671)	2,811
Non-GAAP net (loss) income	$(3,094)	$2,638	$(1,471)	$(101)	$7,404
% of Net sales	(8%)	4%	(4%)	—%	4%
Basic Non-GAAP net (loss) income per share	$(0.10)	$0.09	$(0.05)	$—	$0.25
Diluted Non-GAAP net (loss) income per share	$(0.10)	$0.09	$(0.05)	$—	$0.25

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Third Quarter Fiscal 2014 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Three fiscal quarters ended
	Dec 28, 2013	Sep 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Net (loss) income	$(4,640)	$(2,778)	$6,768	$(10,701)	$11,035
Non-cash adjustments and changes in operating activities	3,876	8,369	20,616	6,828	16,499
Net cash (used in) provided by operating activities	(764)	5,591	27,384	(3,873)	27,534
Net cash provided by (used in) investing activities	8,169	(5,796)	10,447	(714)	16,213
Net cash used in financing activities	(1,880)	(2,020)	(60,482)	(7,075)	(65,579)
Effect of exchange rate changes on cash	(326)	435	(1,065)	(77)	(708)
NET CHANGE IN CASH AND CASH EQUIVALENTS	5,199	(1,790)	(23,716)	(11,739)	(22,540)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	71,975	73,765	70,956	88,913	69,780
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$77,174	$71,975	$47,240	$77,174	$47,240

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com